Exhibit 10.5A4
AMENDMENT NUMBER 4
TO LICENSE AND DISTRIBUTION AGREEMENT
     This Amendment Number 4 to the License and Distribution Agreement (the “Amendment”), dated September 27, 2006 (the “Effective Date”), amends the terms of the License and Distribution Agreement, dated August 2001, including any and all previous amendments thereto (the “Agreement”) by and between Altiris Inc., a Delaware corporation having its principal of place of business at 588 West 400 South, Lindon, Utah 84042 (“Altiris”) and Hewlett-Packard, a Delaware corporation having its principal place of business at 3000 Hanover Street, Palo Alto, California 94304 (“HP”) (individually, the “Party,” collectively, the “Parties”). Unless specifically modified or changed herein, the terms and conditions of the Agreement shall remain in effect. In the event of a conflict or inconsistency between the terms and conditions contained in this Amendment and the Agreement, the terms and conditions contained in this Amendment shall prevail.
     WHEREAS, the Parties have previously entered into the Agreement that grants HP rights to incorporate certain Altiris software into HP product lines; and
     WHEREAS, the Parties desire to amend the Agreement to update certain deliverables provided by Altiris and the terms and conditions corresponding to such deliverables.
     NOW, THEREFORE, in consideration of the above recitals, the mutual undertakings of the Parries as contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:
     I. Definitions. All capitalized terms which are not defined in this Amendment shall have the meaning as set forth in the Agreement.
     II. Modifications. The Agreement is amended and supplemented as follows:
     1. Section 1.29 shall be modified as follows:
“1.29 “Licensed Software” shall mean each of the components of the Altiris eXpress deployment server software, which consists of the software components listed on Schedule 1.2 of Exhibit A (as may be modified as set forth on Schedule 1.2), and which shall also include those modifications made under this Amendment No. 4 to the Deployment Server software to include functionality to provide compatibility with the Intel Itanium processor, to the extent the foregoing are for deployment and redeployment of HP Products and products, similar thereto, and any Updates/Maintenance Releases and New Releases to be provided under this Agreement.”
     2. The following shall be added as Section 2.4:

“2.4 Altiris shall use best efforts to develop and deliver to HP no later than December 6, 2006, the Deployment Server software product, in object code format, as modified to include functionality for compatibility with the Intel Itanium processor (hereinafter referred to as the “Deployment Server for Itanium” or Licensed Software”), which product shall be deemed to be a standard commercially available Altiris software product.”

3.	Section 3. License and Rights, Section 4. Marketing, Promotion and Press Releases, Section 6. Support and Updates/Maintenance Releases and New Releases, Section 7 Royalties and Fees (as such sections were modified by Amendment No. 3) shall apply to this Amendment No. 4, provided that (i) any references to the Licensed Software shall be deemed to include the Deployment Server for Itanium, (ii) references to Compaq shall be deemed to refer to HP, and (iii) references to Compaq products shall be deemed to refer to the HP products.

4.	The following shall be added as Section 7.7:

“7.7 In consideration for the development as further defined in Exhibit B-l and license grants set forth in this Amendment No. 4, HP shall pay to Altiris fees in the fixed amount of [*], which fees shall be paid in three (3) installments as detailed below and which shall be used for the development activities of Altiris hereunder.

Payment No. 1 in the amount of [*] shall be due sixty (60) days after the Effective Date of this Amendment.

Payment No. 2 in the amount of [*] shall be due within sixty (60) days after the delivery by Altiris to HP of the final object code for the Deliverables as defined in Exhibit B-l.

Payment No. 3 in the amount of [*] shall be due within sixty (60) days after HP’s acceptance of the Deliverables as defined in Exhibit B-l. In the event that HP fails to notify Altiris in a detailed writing of any nonconformance of the Deliverables on or before March 31, 2007, the parties agree that the Deliverables shall be deemed accepted by HP.

5.	Exhibit B-l shall be attached hereto and made a part hereof.
     III. Conflicts. All other terms not expressly amended herein shall remain in full force and effect as set form in the Agreement. Should a conflict arise between this Amendment and the Agreement, the provisions of this Amendment shall control.

[ * ]	These provisions are the subject of a Confidential Treatment Request

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, all as of the date first written above.

Agreed and Accepted:		Agreed and Accepted:
ALTIRIS, INC.		HEWLETT-PACKARD COMPANY

By:	/s/ Michael R. Samuelian	By:	/s/ Rick Beck

Printed Name: Michael R. Samuelian		Printed Name: Rick Beck

Title: Vice President Sales		Title: VP

Date: 11/14/06		Date: 10-5-06

Reviewed by Altiris Legal

By:	HW

Date:	10-6-06

EXHIBIT B-l
DEPLOYMENT SERVER SUPPORT FOR ITANIUM-BASED PRODUCTS
STATEMENT OF WORK
     1. SCOPE OF THE STATEMENT OF WORK
     Altiris will provide updated versions of Deployment Solution that include support for Itanium-based products, such as HP Integrity servers. This support will include deployment of Linux IA-64 and Windows for 64 Bit systems using both the native operating system scripted install and the Altiris image installation methods.
     Altiris will provide both LinuxPE and WinPE pre-boot support on the Itanium-based products, including changes needed to comprehend the EFI boot environment and the IA-64 processor architecture.
     Altiris will also provide a deployment agent for Linux IA-64 and Windows for 64 Bit systems.
     Hardware discovery of the Management Processor (iLO equivalent on Integrity) will be similar to that for iLO/RILOE on ProLiant.
     It is not a requirement for the Altiris Deployment Solution to run on Itanium-based products.
     This will provide a robust deployment solution for ProLiant and Integrity servers.
     2. PROJECT MANAGERS AND PROJECT COORDINATION

For HP:	For Altiris:
Gail Reebenacker	Glen Herzog
Project Manager	Program Manager, Deployment Solution
Mailstop 150601	588 West 400 South
20555 Tomball Parkway	Lindon, Utah 84042
Houston, Texas 77070
     3. DESCRIPTION OF SERVICES
          a. Altiris will provide the following services (collectively, the “Services”):
     Altiris will develop updates to their Deployment Server product, which forms the basis of HP ProLiant Essentials Rapid Deployment Pack, in order to provide support for servers based on Itanium-based products.

     4. DESCRIPTION OF DELIVERABLES
          a. List of Deliverables. Altiris will provide the updates described in Paragraph 3 above to develop and deliver the following Deliverables:
•	Program/Project Plan

•	Documentation

•	Deployment Solution Preliminary Builds

•	Deployment Solution Final Release
          b. Requirements for Deliverables. Project plan shall include milestone dates including development complete, first release to HP, beta release, release candidate, and final release date. Project plan updates shall be communicated in the regular RDP core team meeting.
     Documentation will include updates to existing Altiris Deployment Server documentation to include certain IA-64 and Integrity unique features.
     The Altiris Deployment Solution to be delivered is an updated version that includes support for Itanium-based products as described above. This will be released to HP in beta form to support internal development and testing by HP of RDP. The final release of the updated Deployment Solution will be released by Altiris with RDP integration of Integrity support
     Detailed requirements for Deployment Solution are:
               1. Support image capture and deploy of Itanium-based products running Windows.
               2. Support image capture and deploy of Itanium-based products running Linux.
               3. Support scripted OS install of Windows on Itanium-based products.
               4. Support scripted OS install of Linux on Itanium-based products.
               5. Support gathering basic inventory information from Integrity servers on initial pre-boot, similar to what is done for ProLiants.
               6. Support pre-boot of Linux via PXE, CD, and USB key, support pre-boot of WinPE via CD.
               7. Support configuration discovery of the Management Processor on Integrity and provide console features (browse to interface, power control, reset, etc.) as with the ProLiants.

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               8. Ability for HP to create a single unified RDP product, that supports both Integrity and ProLiant servers.
               9. Provide preliminary releases of the updated version of Deployment Solution to HP for development and testing purposes.
          c. Acceptance Criteria for Deliverables. Acceptance criteria for the Deliverables will be conformance to the requirements set forth above, or otherwise as set forth in the body of Amendment No. 4.
     It is anticipated that some minor bugs may be deferred to a future release; however those should be resolved by the next major release of Deployment Solution.
          d. Delivery Date for Deliverables. All Deliverable shall be completed by December 6, 2006 and submitted to HP for validation against the acceptance criteria noted above.

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